DELAWARE GROUP PENNSYLVANIA TAX-FREE TRUST


         At a meeting of the Board of Trustees held April 20, 1995, the following resolution amending the Procedural Guidelines was adopted:

         RESOLVED, that Article III, Section 3.2 of the Fund's Procedural Guidelines be amended to read in its entirety as follows:

         Section 3.2. Tenure. The Chairman shall be elected from the membership of the Trustees, but other officers need not be Trustees. Any two or more offices may be held by the same person except the offices of President and Vice President. All officers of the Trust shall serve for one year and until their successors shall have been duly elected and shall have qualified; provided, however, that any officer may be removed at any time, either with or without cause, by action by the Trustees. Any officer of the Trust may resign by filing a written resignation with the President, with the Trustees or with the Secretary. Any vacancy occurring in any office of the Trust by death, resignation, or removal or otherwise, shall be filled by the Trustees.

         I, George M. Chamberlain, Jr., Secretary of Delaware Group Pennsylvania Tax-Free Trust, do hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Trustees at their meeting held April 20, 1995.



         /s/ George M. Chamberlain, Jr.
         ---------------------------------
         George M. Chamberlain, Jr.

                     DMC TAX-FREE INCOME TRUST-PENNSYLVANIA


         At a meeting of the Board of Trustees held February 17, 1994, the following resolution amending the Amended and Restated Declaration of Trust (the "Declaration of Trust") was adopted:

         RESOLVED, that Article V, Section 5.1 of the Declaration of Trust be amended to read as follows:

         5.1 Shares of Beneficial Interest: The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable beneficial shares. The Trustees may authorize the division of beneficial shares into separate series and the division of series into separate classes or sub-series of beneficial shares (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation). The different series and classes shall be established and designated and shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Trustees may determine in the absence of contrary determination set forth herein. Each share of a series (or class) shall have equal rights with each other share of that series with respect to the assets of the Trust pertaining to that series (or class). The dividends payable to the holders of any series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Trustees and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Trustees. Except as otherwise provided herein, all references in this Declaration of Trust to beneficial shares or series of shares shall apply without discrimination to the shares of each series of beneficial interest.

         I, George M. Chamberlain, Jr., Secretary of DMC Tax-Free Income Trust - Pennsylvania, do hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Trustees at their meeting held February 17, 1994.


/s/ George M. Chamberlain, Jr.
------------------------------
George M. Chamberlain, Jr.

                    DMC TAX-FREE INCOME TRUST - PENNSYLVANIA


         At a meeting of the Board of Trustees held November 17, 1983, the following Resolution amending the Trust Agreement was adopted:

         RESOLVED, that Section 9.2 of the Trust Agreement be amended to read as follows:

         Section 9.2. Meetings. Beneficial Shareholders' meetings shall be held at such places as are designated by the Trustees. Meetings of the shareholders may be called at any time by the Chairman, or by the Secretary, upon the written request of a majority of the members of the Board of Trustees. Meetings of the Beneficial Shareholders shall be called by the Trustees upon the written request of shareholders owning at least twenty percent of the outstanding shares entitled to vote, at a time and place specified in the request or, if not so specified, at a time and place determined by the Trustees. Beneficial Shareholders shall be entitled to at least ten days' notice of a meeting.



         /s/ Donald M. Allen
         ---------------------
         Donald M. Allen
         Secretary

                                  DMC TAX-FREE INCOME TRUST - PENNSYLVANIA


         At a meeting of the Board of Trustees held December 16, 1982, the following Resolution amending the Trust Agreement was adopted:

         RESOLVED, that Article VII, Section 12, be added to the Fund's Trust Agreement to provide as follows. Upon the retirement of a Trustee, the Board may elect him or her to the position of Trustee Emeritus. Said Trustee Emeritus shall serve for one year and may be re-elected by the Board from year to year thereafter. Said Trustee Emeritus shall not vote at meetings of Trustees and shall not be held responsible for actions of the Board but shall receive fees paid to Board members for serving as such.

         I, Donald M. Allen, Secretary of Delaware Tax-Free Income Trust-Pennsylvania, do hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Trustees at their meeting held December 16, 1982.



         /s/ Donald M. Allen
         ---------------------
         Donald M. Allen
         Secretary

                    DMC TAX-FREE INCOME TRUST - PENNSYLVANIA

                    AMENDED AND RESTATED DECLARATION OF TRUST
                             Dated February 28, 1977


                  DECLARATION OF TRUST, made as of February 28, 1977 by W. Linton Nelson, James P. Schellenger and John H. Durham (the "Trustees");

                  WHEREAS, the Trustees desire to establish a trust fund for the investment and reinvestment of funds contributed thereto;

                  NOW THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this DECLARATION OF TRUST as herein set forth below.

                                       I.
                                      NAME

                  This Trust shall be known as DMC TAX-FREE INCOME TRUST - PENNSYLVANIA (hereinafter called the "Trust").

                                       II.
                                PURPOSE OF TRUST

                  The purpose of the Trust is to establish the relationship of Trustee and beneficiary between the Trustees and Shareholders defined herein. This Declaration of Trust shall not be construed so as to create any other type of relationship or entity, including but not limited to, a general or limited partnership, corporation, or joint stock association. The Trust shall be of the type commonly called a revocable trust, the shareholders being permitted to revoke or redeem their interest in the Trust pursuant to the provisions of
Article V hereof, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

                                      III.
                                   DEFINITIONS

                  3.1 Definition of Certain Terms. As used in this Declaration of Trust, the terms set forth below shall mean:

                  A. "Beneficial Shareholder" means a record owner of Beneficial Shares of the Trust.

                  B. "Beneficial Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of beneficial shares as well as whole beneficial shares.

                  C. "Person" shall mean a natural person, a corporation, a partnership, an association, a joint-stock company, a trust, a fund or any organized group of persons whether incorporated or not.

                  D. The "Trustees" refers to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustees.

                  E. The "Act" refers to the Investment Company Act of 1940, as amended.

                  F. The terms "assignment", "interested person", a "majority vote of shareholders" and "Principal Underwriter" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19), Section 2(a)(42) and
Section 2(a)(29) of the Act.

                                       IV.
                        OWNERSHIP OF ASSETS OF THE TRUST

                      The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All the assets of the Trust shall at all times be considered as vested in the Trustees. No Beneficial Shareholder shall be deemed to have severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.

                                       V.
                 SHAREHOLDERS: BENEFICIAL INTEREST IN THE TRUST:
                        PURCHASE AND REDEMPTION OF SHARES

                      5.1 Shares of Beneficial Interest: The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable beneficial shares, each of which shall represent an equal proportionate interest in the Trust with each other beneficial share outstanding, none having priority or preference over another. The Trustees may, from time to time, divide or combine the beneficial shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.

                      5.2 Purchase of Beneficial Shares in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. Each investment shall be credited to the individual beneficial shareholder's account in the form of full and fractional beneficial shares of the Trust at the net asset value per beneficial share next determined after receipt of the investment; provided, however that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Trust.


                      5.3 Net Asset Value Per Share. The Trust's net asset value shall be determined not less frequently than the close of each business day in accordance with applicable statutes, regulations and rulings applicable to regulated investment companies and Procedural Guidelines of the Trust.

                      5.4 Ownership of Beneficial Shares. The ownership of Beneficial Shares shall be recorded on the books of the Trust or its transfer agent. The Trustees may make such rules as they consider appropriate for the transfer of Beneficial Shares and similar matters. The record books of the Trust or any transfer agent, shall be conclusive as to who are the holders of Beneficial Shares and to the number of Beneficial Shares held by each Beneficial Shareholder. The Trustees, in their discretion, may authorize the issuance of beneficial share certificates and promulgate appropriate rules and regulations as to their use.

                      5.5 Preemptive Rights. Beneficial Shareholders shall have no preemptive or other right to subscribe to any additional Beneficial Shares or other securities issued by the Trust or the Trustees.

                      5.6 Redemption of Beneficial Shares. A Beneficial Shareholder of the Trust shall have the right, subject to the provisions of
Section 5.8 herein, to require the Trust to redeem his full and fractional Beneficial Shares at a redemption price equal to the net asset value per Beneficial Share next determined after receipt of a request to redeem. The Trustees shall establish such rules and procedures as they deem appropriate for the redemption of Beneficial Shares provided that all redemptions are made in accordance within the provision of the Act, as amended.

                      5.7 Option to Redeem Small Accounts. The Trust reserves the right to redeem Beneficial Shares in any account for their then current value (which will be paid to the Beneficial Shareholder), if the value of such account is less than $1,000. Provided, however, that each Beneficial Shareholder shall first be notified in writing that his account has a value of less than $1,000 and allowed thirty days to make an additional investment before the redemption is processed by the Trust.

                      5.8 Suspension of Right of Redemption. The Trustees may suspend the right of redemption or postpone the date of payment for the whole or part (i) during any period that the New York Stock Exchange is closed (other than for customary weekend or holiday closings), or trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the "Commission"), (ii) during any period when an emergency exists as defined by the rules of the Commission, as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets, and (iii) for such other periods as the Commission may permit. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said Stock Exchange shall have reopened or the period specified in (i) or
(ii) shall have expired. In the case of suspension of the right of redemption, a Beneficial Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

                      5.9 Redemption in Kind. Payment for Beneficial Shares may, at the option of the Trustees, or such delegate or agent as they may duly authorize for the purpose, in their discretion be made in cash, or in kind, or partially in cash and partially in kind. In case of payment in kind, the Trustees, or their delegate, shall have absolute discretion as to what security or securities shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the figure at which they were appraised in computing the asset value of the Beneficial Shares, provided that any Beneficial Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act shall receive cash.

                                       VI.
                       LIMITATION OF SHAREHOLDER LIABILITY

                  The Trustees shall have no power to bind any Beneficial Shareholder personally or to call upon any Beneficial Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Beneficial Shareholder may at any time personally agree to pay by way of subscription to any Beneficial Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Beneficial Shareholder).

                                      VII.
                                  THE TRUSTEES

                      7.1 Administration of the Trust. The Trustees shall have exclusive and absolute control over the Trust property and over the administration of the affairs of the Trust and may exercise all powers of the Trust, except such as are by statute, or the Procedural Guidelines or by this Declaration of Trust conferred upon or reserved to Beneficial Shareholders.

                      7.2 Quorum. At all meetings of the Trustees, three Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by the laws of Pennsylvania, the Procedural Guidelines this Declaration of Trust or other applicable law. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                      7.3 Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Beneficial Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Trust. The Trustees shall not in anywise be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or the Procedural Guidelines of the Trust, the Trustees shall have power and authority:

                      A. To buy, and invest funds in their hands, in securities including, but not limited to, common stock, preferred stock, bonds, debentures, warrants and rights to purchase securities, certificates of beneficial interest, notes or other evidences of indebtedness issued by corporations, trusts or associations, domestic or foreign, or issued and guaranteed by the United States of America or any agency thereof, by the government of any foreign country, by any State of the United States, or by any political subdivision or agency of any State or foreign country, or in "when-issued" contracts for any such securities, or retain such proceeds in cash, and from time to time change the investments of its funds.

                      B. To adopt Procedural Guidelines not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Beneficial Shareholders.

                      C. To elect and remove such employees or delegates and appoint and terminate such agents as they consider appropriate.

                      D. To employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the Procedural Guidelines.

                      E. To retain a transfer agent and servicing agent, or both.

                      F. To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both.

                      G. To delegate such authority as they consider desirable to any employee of the Trust and to any agent, custodian or underwriter.

                      H. To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 12.4 thereof.

                      I. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

                      J. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

                      K. To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of investment companies.

                      L. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust.

                      M. To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to claims for taxes.

                      N. To make distributions of income and of capital gains to Beneficial Shareholders in the manner hereinafter provided for.

                      O. To borrow money in excess of 10% of the value of its assets and then only as a temporary measure for extraordinary purposes. Any borrowing will be done from a bank and to the extent that such borrowing exceeds 5% of the value of the Trust's assets, asset coverage of at least 300 per centum is required. In the event that such asset coverage shall at any time fall below 300 percentum, the Trust shall, within three days thereafter (not including Sunday or holidays) or such longer period as the Securities and Exchange Commission may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300 per centum. The Trust will not issue senior securities as defined in the Investment Company Act of 1940, except for notes to banks.
                      No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

                      7.4 Unanimous Consent. Any action required or permitted to be taken at any meeting of the Trustees or of any Committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Trustees or of such Committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Trustees or Committee.

                      7.5 Principal Transactions. The Trustees shall not on behalf of the Trust buy an securities (other than Beneficial Shares of the Trust) from or sell any securities (other than Beneficial Shares of the Trust) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm which any such Trustee or officer is a member acting as principal, or have any such dealings with the other party to any contract entered into pursuant to Article VIII hereof or with any person interested in such other party; but the Trust may employ any such other party or any such person or firm or company in which any such person is interested as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

                      7.6 Trustees and Employees as Shareholders. Any Trustee, employee or other agent of the Trust may acquire, own and dispose of Beneficial Shares of the Trust to the same extent as if he were not a Trustee, employee or agent; and the Trustee may issue and sell or cause to be issued and sold Beneficial Shares of the Trust to and buy such Beneficial Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Beneficial Shares; and all subject to any restriction which may be contained in the Procedural Guidelines.

                      7.7 Number and Term of Office. The number of Trustees shall be determined from time to time by the Trustees themselves, but shall not be less than three, nor more than twelve. The Trustees shall hold office during the lifetime of the Trust, and until its termination as hereinafter provided; except that (a) any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified herein; (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has become incapacitated by illness of injury may be retired by written instrument signed by a majority of the other Trustees.

                      7.8 Initial Trustees. At the first annual or special meeting of Beneficial Shareholders of the Trust, which shall be held no later than the third Tuesday of April 1978, on a date fixed by the Trustees, the Beneficial Shareholders shall elect not less than three Trustees. The initial Trustees who shall serve until this election and until their successors are elected and qualified shall be W. Linton Nelson, James P. Schellenger and John
H. Durham. These trustees are authorized to elect additional trustees up to the number of twelve.

                      7.9 Appointment of Trustees. In case of the declination, death, resignation, retirement, removal, or inability of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they, in their discretion, shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office whereupon the appointment shall take effect. Within three months of such appointment the Trustees shall cause notice of such appointment to be mailed to each Beneficial Shareholder at his address as recorded on the books of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Beneficial Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of Section 16(a) of the Act.

                      7.10 Effect of Death, Resignation, etc. of Trustee. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

                      7.11 Trustee Reimbursement. The Trustees shall be reimbursed from the Trust estate for their expenses and disbursements, including without limitation fees and expenses of Trustees who are not interested persons of the Trust or its adviser, interest expenses, taxes, fees and commissions of every kind, expenses of issue, repurchase and redemption of shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Beneficial Shares under Federal and State laws and regulations, charges of custodians, transfer agents, disbursing agents and registrars, expenses of preparing and setting up in type prospectuses, expenses of printing and distributing prospectuses sent annually to existing Beneficial Shareholders, auditing and legal expenses, reports to Beneficial Shareholders, expenses of meetings of Beneficial Shareholders and proxy solicitations therefor, insurance expense, association membership dues, salaries, rent, stationery, printing and such non-recurring items as may arise, including litigation to which the Trust is a party and for all losses and liabilities, by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the Trust estate prior to any rights or interests of the Beneficial Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                      VIII.

                      AGREEMENTS WITH: INVESTMENT ADVISER;
                     PRINCIPAL UNDERWRITER, SERVICE COMPANY;
                          TRANSFER AGENT; AND CUSTODIAN

                      8.1 Investment Adviser. Subject to a majority vote of the Beneficial Shareholder, the Trustees may enter into a written investment advisory agreement or agreements with any person whereby such person shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and other services upon such terms and conditions as the Trustees may, in their discretion, determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser (subject to such general or specific instructions as the Trustees may adopt) to effect purchases, sales or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any employee or Trustee to effect such purchases, sales or exchanges pursuant to the recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall have been deemed to have been authorized by all the Trustees.
                      Any investment advisory agreement or agreements shall in all respects be consistent with and subject to the requirements of the Act as then in effect and the regulations of the Commission promulgated thereunder.

                      8.2 Principal Underwriter. The Trustees may, in their discretion, enter into a distribution agreement, providing for the sale of Beneficial Shares of the Trust to net the Trust at least the net asset value per Beneficial Share, whereby the Trust may either agree to sell the Beneficial Shares to the other party to the agreement or appoint such other party its sales agent for such Beneficial Shares. Such distribution agreement shall be on such terms and conditions as the Trustees may, in their discretion, determine. Such agreement may also provide for the repurchase of Beneficial Shares of the Trust by such other party as principal or agent of the Trust.

                      Any distribution agreement shall in all respects be consistent with and subject to the requirements of the Act as then in effect and the regulations of the Commission promulgated thereunder.

                      8.3 Transfer Agent. The Trustees may, on such terms and conditions as the Trustees may in their discretion determine, enter into an agreement with any person to provide transfer agency, disbursing and other services to the Trust. Such services may be provided by one or more entities.

                      8.4 Custodian. The Trustees may employ such custodian or custodians for the safekeeping of the property of the Trust and may make such contracts for this purpose as in the opinion of the Trustees may be reasonable, necessary or proper for the conduct of the affairs of the Trust. Such contracts shall be subject to such restrictions, limitations and other requirements, as may be contained in the Act, regulations of the Commission and Procedural Guidelines of the Trust.

                      8.5 Parties to the Amendment. The same person, partnership, association, trust or corporation may be employed in any multiple capacity under Sections 8.1 through 8.5 of this Article VIII and may receive compensation from the Trust in as many capacities in which such persons, partnerships, associations, trusts or corporations shall serve the Trust. The Trustees may enter into any agreement of the character described in this Article VIII with any person, including any firm, corporation, trust, partnership or association in which any Trustee, agent, employee or Beneficial Shareholder of the Trust may be interested, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said agreement or accountable for any profit realized directly or indirectly therefrom, provided that the agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article of the Procedural Guidelines.

                                       IX.
               BENEFICIAL SHAREHOLDERS' VOTING POWERS AND MEETINGS

                      9.1 Voting Powers. The Beneficial Shareholders shall have power to vote (i) for the election of Trustees as provided in Article VII,
Section 7.7 (ii) with respect to any investment adviser as provided in Article VIII., Section 8.1 (iii) Article IX, Article XI and Section 12.4 of Article XII; and (iv) with respect to such additional matters relating to the Trust as may be required or authorized by law, or the Procedural Guidelines of the Trust, or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable. Each whole Beneficial Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Beneficial Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Beneficial Shares may be voted in person or by proxy. Until Beneficial Shares are issued, the Trustees may exercise all rights of Beneficial Shareholders and may take any action required or permitted by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Beneficial Shareholders.

                      9.2 Meetings. Beneficial Shareholders' meetings shall be held at such places as are designated by the Trustees. Special meetings of the Beneficial Shareholders may be called by any one or more of the Trustees designated in writing, pursuant to a majority vote of the Trustees at the annual meeting.

                      9.3 Quorum and Required Vote. At any meeting of the Beneficial Shareholders a quorum for the transaction of business shall consist of one or more persons appearing in person or by proxy and owning or representing a majority of the Beneficial Shares of the Trust then outstanding and entitled to vote, provided that a less number may make reasonable adjournment of such meeting until a quorum is obtained. Subject to any applicable requirements of law or of this Declaration of Trust or the Procedural Guidelines a majority of the Beneficial Shares voted shall decide any question and a plurality shall elect a Trustee.

                      9.4 By-Laws. The Procedural Guidelines may include further provisions for Beneficial Shareholders votes and meetings and related matters.

                                       X.
                         DISTRIBUTIONS AND DETERMINATION
                                  OF NET INCOME

                      10.1 Distributions. The Trustees may, from time to time, declare and pay distributions on the beneficial shares.

                                       XI.
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

                      11.1 Limitation of Liability. Every act or thing done or omitted, and every power exercised or obligation incurred by the Trustees or any of them in the administration of this Trust or in connection with any business, property or concerns of the Trust, whether ostensibly in their own names or in their Trust capacity, shall be done, omitted, exercised or incurred by them as Trustees and not as individuals; and every person contracting or dealing with the Trustees or having any debt, claim or judgment against them or any of them shall look only to the funds and property of the Trust for payment or satisfaction; and no Trustee or Trustees and no employee or agent of the Trust shall ever be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the Trust estate or the conduct of any business of the Trust. A stipulation or notice to this effect may be inserted in any contract, order or other instrument made by the Trustees or their employees or agents, and on stationery used by them; but the omission thereof shall not be construed as a waiver of the foregoing provision, and shall not render the Trustees, employees or agents personally liable.

                      Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for the neglect or wrongdoing of them or any employee, agent, or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                      11.2 Indemnification of Trustees. Subject to the exceptions and limitations contained in the second paragraph of this Section 11.2, (i) every person who is, or has been, a Trustee of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtues of his being or having been a Trustee and against amounts paid or incurred by him in the settlement thereof;
(ii) the words "claim", "action", "suit", or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                      No indemnification shall be provided hereunder to a Trustee (i) against any liability to the Trust or its Beneficial Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; (iii) in the event of a settlement unless there has been a determination that such Trustee did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                      A. by the court or other body approving the settlement; or

                      B. by vote a majority of the outstanding Beneficial Shares of the Trust not including any Beneficial Shares owned by any affiliated person of the Trust; or

                      C. by vote of two-thirds (2/3) of those Trustees of the Trust, constituting at least a majority of such Trustees, who are not themselves involved in the claim, action, suit or proceeding; or

                      D. by written opinion of independent counsel, provided, however that any Beneficial Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel. The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Trustees may be entitled by contract or otherwise under law.

                      Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in this Section may be paid by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Trustee to repay such amount unless it shall ultimately be determined that such Trustee is entitled to be indemnified as provided in this Section.

                      11.3 Indemnification of Beneficial Shareholders. In case any Beneficial Shareholder or former Beneficial Shareholder shall be held to be personally liable solely by reason of his being or having been a Beneficial Shareholder and not because of his act or omissions or for some other reason, the Beneficial Shareholder or former Beneficial Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall upon request by the Beneficial Shareholder, assume the defense of any claim made against any Beneficial Shareholder for any act or obligation of the Trust and satisfy any judgment thereon. The rights of indemnification herein provided may be insured against by policies maintained by the Trust.

                                      XII.
                                  MISCELLANEOUS

                      12.1 Trustee's Liability. No Trustee hereunder shall have any power to bind personally the remaining Trustees, Trust's employees or any Beneficial Shareholders. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Beneficial Shareholders nor the Trustees nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in t his Declaration of Trust shall protect the Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

                      12.2 Trustees' Good Faith, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section
12.1 of this Article XII the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 12.1 of this Article XII shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                      12.3 Closing of Record Books. The Trustees may close the Record Books of Beneficial Shares of the Trust for a period not exceeding sixty
(60) days preceding the date of any meeting of Beneficial Shareholders, or the date for the payment of any distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Beneficial Shares shall go into effect; or in lieu of closing Record Books as aforesaid, the Trustees may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of Beneficial Shareholders, or the date for payment of any distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of Beneficial Shares shall go into effect, as a date for the determination of the Beneficial Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Beneficial Shares, and in such case such Beneficial Shareholders and only such Beneficial Shareholders as shall be Beneficial Shareholders listed in the record books on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be notwithstanding any transfer of any Beneficial Shares on the books of the Trust after any such closing date fixed or aforesaid.

                      12.4 Termination of Trust. This Trust shall continue until either:

                      A. The Trustees, with the approval of the holders of at least a majority of the outstanding Beneficial Shares, may sell and convey the assets of the Trust to another trust or corporation organized under the laws of any State of the United States, which is a diversified open-end management investment company as defined in the 1940 Act, for an adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust and which may include shares of beneficial interest or stock of such trust or corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Beneficial Shares of the Trust then outstanding.

                      B. Subject to a Majority vote of the Beneficial Shareholders, the Trustees may at any time sell and convert into money all the assets of the Trust. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares.

                      C. Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-sections A and B, the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

                      12.5 Filing of Copies, References, Headings. The original or a copy of this instrument and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Beneficial Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee of the Trust as to whether or not any such supplemental Declarations of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by a Trustee of the Trust to be a copy of this instrument or of any such supplemental Declaration of Trust. In this instrument or in any such supplemental Declaration of Trust, references to this instrument, and all expressions like "herein", "hereof" and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

                      12.6 Applicable Law. The purpose of the Trust is to establish the relationship of Trustee and beneficiary between the Trustees and Beneficial Shareholders defined herein. This Declaration of Trust shall not be construed so as to create any other type of relationship or entity, including but not limited to, a general or limited partnership, corporation, or joint stock association. The Trust shall be of the type commonly called a revocable trust, the Beneficial Shareholders being permitted to revoke or redeem their interest in the Trust pursuant to the provisions of Article V hereof, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

                      12.7 Amendments. The Trust may be amended by the Trustees at any time except for those provisions which cannot be amended without Beneficial Shareholders approval.

                      IN WITNESS WHEREOF, the undersigned have executed this amended and restated Declaration of Trust as of the 28th day of February 1977.



                      \s\ W. Linton Nelson
                      ---------------------------
                      W. Linton Nelson

                      \s\ James P. Schellenger
                      ---------------------------
                      James P. Schellenger

                      \s\ John H. Durham
                      ---------------------------
                      John H. Durham

                      The following persons having been elected Trustees, with such election to take effect with the public offering of shares of the Trust on March 23, 1977, signify their acceptance of the office of Trustee.



                      \s\ J. Ebert Butterworth
                      ----------------------------
                      J. Ebert Butterworth



                      \s\ E. Dorsey Foster
                      -----------------------------
                      E. Dorsey Foster



                      \s\ Milton Fritsche
                      -----------------------------
                      Milton Fritsche



                      \s\ William B. Gold, Jr.
                      -----------------------------
                      William B. Gold, Jr.



                      \s\ Theodore Roosevelt, III
                      -----------------------------
                      Theodore Roosevelt, III